                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




DATE OF REPORT:                  March 19, 1998


                                    VIB Corp
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


             333-43021                                33-0780371
      (Commission File Number)                (IRS Employer I.D. Number)


          1498 Main Street, El Centro, California                92243
        (Address of principal executive offices)           (Zip Code)


                                 (760) 337-3200
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.

Bank Holding Company Reorganization

        On November 18, 1997, Valley Independent Bank (the "Bank"), VIB Merger Company (the "Merger Company"), and VIB Corp (the "Registrant") entered into a Plan of Reorganization and Merger Agreement which provided for the merger of the Bank with the Merger Company, a wholly-owned subsidiary of the Registrant. On March 12, 1998, after obtaining approval of the corporate reorganization by the shareholders of the Bank, the Merger Company and the Registrant, and all applicable regulatory authorities, the reorganization was consummated. Consequently, effective March 12, 1998, pursuant to the terms of the Plan of Reorganization and Merger Agreement, the Bank became the wholly-owned subsidiary of the Registrant, the 6,194,116 issued and outstanding shares of the Bank's Common Stock were converted into 6,194,116 shares of the Registrant's Common Stock, all outstanding options and warrants to purchase the Bank's Common Stock were converted into options and warrants to purchase the Registrant's Common Stock, respectively, on a one-for-one basis, and the shareholders of the Bank became shareholders of the Registrant.

Rule 12g-3(f) Disclosure

        By operation of Rule 12g-3(a), the Registrant's Common Stock shall be deemed registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. By operation of Rule 12g-3(b), the Registrant assumes the Bank's obligation to register the Warrants pursuant to Section 12(g).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        A.     Financial Statements of Business Acquired.

        The following financial statements of the Bank are included in this Report on Form 8-K:

                      Description                                                     Page
                      -----------                                                     ----
        Independent Auditors' Report..................................................1
        Statements of Financial Condition - December 31, 1997 and 1996 ...............2
        Statements of Income - Years ended December 31, 1997, 1996, and 1995..........4
        Statement of Changes in Shareholders' Equity - Years ended December 31,
           1997, 1996, and 1995.......................................................5
        Statements of Cash Flows - Years ended December 31, 1997, 1996, and 1995......6
        Notes to Financial Statements - December 31, 1997, 1996, and 1995.............7

        B.     Pro Forma Financial Information.

        Pro forma financial information has not been included in this Report on Form 8-K pursuant to the provisions of Item 7(b)(2) of Form 8-K. The combined pro forma financials would not be materially different from the 1997 audited financial statements of Valley Independent Bank as VIB Corp did not have any operations during 1997 and total assets were $1,000 as of December 31, 1997. VIB Corp will be filing consolidated financial information in its initial Report on Form 10-Q for the first quarter of 1998.

        C.     Exhibits.                                                                  Page
               ---------                                                                  ----
               2.     Plan of Reorganization and Merger Agreement                          (1)
               4.1    Form of Common Stock Certificate                                     (2)
               4.2    Form of Warrant Certificate                                          (2)

----------

(1) Filed as Exhibit 2 to Registrant's Registration Statement on Form S-4 dated December 23, 1997.
(2) Filed as an Exhibit to Registrant's Form 8-A Registration Statement dated March 19, 1998.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VIB CORP



Date:     March 19, 1998                       /s/ Harry G. Gooding, III
                                            ------------------------------------
                                            Harry G. Gooding, III
                                            Executive Vice President
                                            and Chief Financial Officer

                  [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]






To the Shareholders and Board of Directors of Valley Independent Bank


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying statements of condition of Valley Independent Bank as of December 31, 1997 and 1996 and the related statements of income, changes in shareholders' equity, and cash flows for the each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Independent Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                      VAVRINEK, TRINE, DAY & CO.






January 14, 1998, except for Note S
 which is dated January 22, 1998.
Laguna Hills, California

                             VALLEY INDEPENDENT BANK

                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996


                                                           1997                1996
                                                       -------------      -------------
ASSETS

Cash and Due from Banks                                $  33,821,287      $  26,885,674

Interest-Bearing Deposits                                    586,000            879,000

Securities Available for Sale - Note B                    69,287,466         36,522,326

Federal Funds Sold                                         4,000,000          8,000,000

Loans - Note C:
   Commercial                                             46,049,768         41,645,806
   Agricultural                                           49,128,668         35,096,406
   Real Estate - Construction                             35,926,148         26,418,593
   Real Estate - Other                                   157,566,136        122,007,938
   Consumer                                               26,741,763         21,710,470
                                                       -------------      -------------

                                       TOTAL LOANS       315,412,483        246,879,213

  Net Deferred Loan Fees                                  (1,665,059)        (1,458,015)
  Allowance for Credit Losses                             (2,330,000)        (2,634,000)
                                                       -------------      -------------

                                         NET LOANS       311,417,424        242,787,198

Premises and Equipment - Note D                           11,452,257          6,585,680
Other Real Estate Owned                                    1,171,027          1,947,615
Cash Surrender Value of Life Insurance                     2,282,805          2,007,958
Deferred Tax Asset - Note G                                1,650,000          1,571,000
Goodwill - Notes Q and R                                   3,607,404          1,900,943
Accrued Interest and Other Assets                          4,891,773          4,477,925
                                                       -------------      -------------

                                                       $ 444,167,443      $ 333,565,319
                                                       =============      =============

                                                           1997             1996
                                                       ------------     ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits - Note E:
   Noninterest-Bearing Demand                          $126,660,748     $ 87,228,872
   Money Market and NOW                                  93,732,297       70,656,078
   Savings                                               40,811,775       29,607,879
   Time Deposits Under $100,000                          67,110,498       66,695,128
   Time Deposits $100,000 and Over                       70,897,030       50,388,447
                                                       ------------     ------------
                                    TOTAL DEPOSITS      399,212,348      304,576,404

Capitalized Lease Obligation- Note D                      2,842,336             --
Accrued Interest and Other Liabilities                    1,858,749        1,949,382
                                                       ------------     ------------
                                 TOTAL LIABILITIES      403,913,433      306,525,786


Commitments and Contingencies - Note I

Shareholders' Equity - Notes J, K, and N:
   Common Shares - Authorized
      13,500,000 Shares;  Issued and
      Outstanding:  6,187,397 in 1997 and
      5,458,892 in 1996                                  35,932,844       24,286,693
   Undivided Profits                                      4,053,921        2,473,963
   Net Unrealized Appreciation on
      Available-for-Sale Securities, Net of Taxes
      of $186,000 in 1997 and $194,000 in 1996              267,245          278,877
                                                       ------------     ------------
                        TOTAL SHAREHOLDERS' EQUITY       40,254,010       27,039,533
                                                       ------------     ------------



                                                       $444,167,443     $333,565,319
                                                       ============     ============



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995



                                                                    1997            1996            1995
                                                                -----------     -----------     -----------
INTEREST INCOME
   Interest and Fees on Loans                                   $27,631,592     $21,978,502     $19,197,257
   Interest on Investment Securities - Taxable                    3,399,135       1,390,508       1,460,198
   Interest on Investment Securities - Nontaxable                 1,031,879         584,014         426,907
   Other Interest Income                                            396,337         307,854         691,578
                                                                -----------     -----------     -----------
                     TOTAL INTEREST INCOME                       32,458,943      24,260,878      21,775,940

INTEREST EXPENSE
   Interest on Money Market and NOW                               2,117,229       1,537,461       1,201,553
   Interest on Savings Deposits                                     791,595         556,675         537,827
   Interest on Time Deposits                                      7,304,118       4,890,655       4,211,219
   Interest on Other Borrowings                                     208,191         142,953          22,548
                                                                -----------     -----------     -----------
                    TOTAL INTEREST EXPENSE                       10,421,133       7,127,744       5,973,147
                                                                -----------     -----------     -----------

                       NET INTEREST INCOME                       22,037,810      17,133,134      15,802,793
Provision for Credit Losses                                       1,850,000         635,000       1,008,000
                                                                -----------     -----------     -----------

                 NET INTEREST INCOME AFTER
               PROVISION FOR CREDIT LOSSES                       20,187,810      16,498,134      14,794,793

NONINTEREST INCOME
   Service Charges and Fees                                       3,313,572       1,903,902       1,510,704
   Gain on Sale of Loans and Servicing Fees                       1,421,869         658,670         387,686
   Mortgage Fees                                                       --            87,811         326,135
   Gain on Sale of Securities                                       551,024          48,835           1,792
   Other Income                                                     464,497         375,442         293,202
                                                                -----------     -----------     -----------
                                                                  5,750,962       3,074,660       2,519,519
                                                                -----------     -----------     -----------
                                                                 25,938,772      19,572,794      17,314,312
NONINTEREST EXPENSE
   Salaries and Employee Benefits                                 9,799,637       8,191,646       7,349,992
   Occupancy Expenses                                             1,638,517       1,253,655         922,312
   Furniture and Equipment                                        1,839,948       1,473,887       1,115,487
   Other Expenses - Note F                                        6,916,681       4,829,399       4,061,421
                                                                -----------     -----------     -----------
                                                                 20,194,783      15,748,587      13,449,212
                                                                -----------     -----------     -----------
                INCOME BEFORE INCOME TAXES                        5,743,989       3,824,207       3,865,100
Income Taxes - Note G                                             1,943,000       1,249,000       1,440,000
                                                                -----------     -----------     -----------
                                NET INCOME                      $ 3,800,989     $ 2,575,207     $ 2,425,100
                                                                ===========     ===========     ===========

Per Share Data - Note H:
   Net Income - Basic                                           $      0.67     $      0.47     $      0.46
   Net Income - Diluted                                         $      0.63     $      0.44     $      0.42



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                                                     Net
                                                                                                  Unrealized
                                                                                                 Appreciation
                                                   Common Shares                                (Depreciation)
                                         ------------------------------                          on Available-
                                          Number of                            Undivided           for-Sale
                                           Shares             Amount            Profits           Securities            Total
                                        ------------       ------------       ------------       ------------       ------------
BALANCE AT JANUARY 1, 1995                 4,578,430       $ 16,418,733       $  3,836,526       $   (402,679)      $ 19,852,580
   Stock Dividends                           183,556          1,580,613         (1,580,613)
   Cash Dividends                                                                  (11,051)                              (11,051)
   Exercise of Stock Options,
      Including the Realization of
      Tax Benefits of $166,000               124,552            652,886                                                  652,886
   Net Income for the Year                                                       2,425,100                             2,425,100
   Net Changes in Unrealized
      Appreciation on Available-
      for-Sale Securities, Net of
      Taxes of $528,000                                                                               758,901            758,901
                                        ------------       ------------       ------------       ------------       ------------

BALANCE AT DECEMBER 31, 1995               4,886,538         18,652,232          4,669,962            356,222         23,678,416
   Stock Dividends                           406,538          4,755,505         (4,755,505)
   Cash Dividends                                                                  (15,701)                              (15,701)
   Exercise of Stock Options,
      Including the Realization of
      Tax Benefits of $195,000               165,816            878,956                                                  878,956
   Net Income for the Year                                                        2,575,207                            2,575,207
   Net Changes in Unrealized
      Appreciation on Available-
      for-Sale Securities, Net of
      Taxes of $54,000                                                                                (77,345)           (77,345)
                                        ------------       ------------       ------------       ------------       ------------

BALANCE AT DECEMBER 31, 1996               5,458,892         24,286,693          2,473,963            278,877         27,039,533
   Stock Dividends                           120,510          2,199,307         (2,199,307)                                 --
   Cash Dividends                                                                  (21,724)                              (21,724)
   Exercise of Stock Options,
      Including the Realization of
      Tax Benefits of $96,000                 97,335            637,470                                                  637,470
   Issuance of Common shares,
      net of expenses of $123,425            510,660          8,809,374                                                8,809,374
   Net Income for the Year                                                       3,800,989                             3,800,989
   Net Changes in Unrealized
      Appreciation on Available-
      for-Sale Securities, Net of
      Taxes of $8,000                                                                                 (11,632)           (11,632)
                                        ------------       ------------       ------------       ------------       ------------

BALANCE AT DECEMBER 31, 1997               6,187,397       $ 35,932,844       $  4,053,921       $    267,245       $ 40,254,010
                                        ============       ============       ============       ============       ============



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

OPERATING ACTIVITIES                                                     1997                1996                1995
                                                                     -------------       -------------       -------------
   Net Income                                                        $   3,800,989       $   2,575,207       $   2,425,100
   Adjustments to Reconcile Net Income
      to Net Cash Provided by Operating Activities:
         Depreciation and Amortization                                   2,097,348           1,278,406           1,023,741
         Deferred Income Taxes                                             (71,000)           (236,000)            374,000
         Net Realized Gains in Available-for-Sale Securities              (551,024)            (48,835)             (1,792)
         Provision for Credit Losses                                     1,850,000             635,000           1,008,000
         Proceeds From Loans Sold                                       15,067,594           6,226,899           2,878,373
         Originations of Loans Held for Sale                           (21,918,858)         (7,265,343)         (3,142,713)
         Gain on Sale of Loans                                          (1,115,827)           (375,091)           (135,592)
         Loss (Gain) on Sale of Other Real Estate Owned                    (39,876)            110,146             (45,597)
         Net Increase in Cash Surrender Value of Life Insurance           (274,847)           (318,351)           (170,970)
         Net Change in Accrued Interest, Other Assets
            and Other Liabilities                                          680,051            (870,067)           (271,346)
                                                                     -------------       -------------       -------------
                                     NET CASH (USED) PROVIDED
                                      BY OPERATING ACTIVITIES             (475,450)          1,711,971           3,941,204
INVESTING ACTIVITIES
   Proceeds from Sales of Other Real Estate Owned                          517,781                --               423,860
   Purchases of Available-for-Sale Securities                          (95,354,148)        (26,334,100)        (32,120,961)
   Proceeds from Sales of Available-for-Sale Securities                 29,677,064          17,003,275           3,459,681
   Proceeds from Maturities of Available-for-Sale Securities            33,332,315          20,837,268           9,655,303
   Net Decrease in Interest-Bearing Deposits                               293,000                --                  --
   Net Cash Received from Purchase of
      Bank of the Desert, N.A                                                 --               943,154                --
   Net Increase in Loans                                               (63,338,270)        (34,890,343)        (24,252,557)
   Purchases of Premises and Equipment                                  (3,651,527)         (3,040,899)         (1,252,307)
                                                                     -------------       -------------       -------------
   NET CASH USED BY INVESTING ACTIVITIES                               (98,523,785)        (25,481,645)        (44,086,981)
FINANCING ACTIVITIES
   Net Increase in Demand Deposits and Savings Accounts                 71,689,814          10,778,345          10,627,341
   Net Increase in Time Deposits                                        20,923,953          29,174,236          15,389,660
   Repayments of Capitalized Lease Obligation                               (7,664)               --                  --
   Net Change in Federal Funds Purchased                                      --            (1,400,000)          1,400,000
   Proceeds from Issuance of Common Shares                               8,809,374                --                  --
   Payments for Dividends                                                  (21,724)            (15,701)            (11,051)
   Proceeds from Exercise of Stock Options                                 541,095             683,956             486,886
                                                                     -------------       -------------       -------------
NET CASH  PROVIDED BY FINANCING ACTIVITIES                             101,934,848          39,220,836          27,892,836
                                                                     -------------       -------------       -------------

                                  INCREASE (DECREASE) IN
                                 CASH AND CASH EQUIVALENTS               2,935,613          15,451,162         (12,252,941)
Cash and Cash Equivalents at Beginning of Year                          34,885,674          19,434,512          31,687,453
                                                                     -------------       -------------       -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                             $  37,821,287       $  34,885,674       $  19,434,512
                                                                     =============       =============       =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest Paid                                                     $  10,358,196       $   7,017,682       $   5,887,307
   Income Taxes Paid                                                 $   1,046,000       $   1,787,422       $   1,070,425



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Bank operates twelve branches throughout the Imperial and Coachella Valleys and in Blythe, Tecate, and Julian. The Bank also operates business loan centers in El Centro, Indio and Yuma, Arizona. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Due from Banks and Federal Funds Sold

For the purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks. Cash flows from loans originated by the Bank, deposits and federal funds sold are reported net.

The Bank maintains amounts due from banks which exceed federally insured limits. In addition, federal funds sold were placed with one institution. The Bank has not experienced any losses in such accounts.

Cash Equivalents

For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the statements of financial condition captions "Cash and Due from Banks" and "Federal Funds Sold."

Securities Available for Sale

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of capital until realized.

Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Loans Held for Sale

Mortgage and SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan (SFAS No. 114), as amended by SFAS 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

Allowance for Credit Losses

The allowance for credit losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost, or fair value minus estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Premises and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated service lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, which ever is shorter.

Goodwill

The Bank has classified as goodwill the cost in excess of fair value of the net assets (including tax attributes) of business and branches acquired in purchase transactions. Goodwill is being amortized on a straight line method over lives ranging from nine to fifteen years. The Bank periodically reviews goodwill to assess recoverability from projected, undiscounted net cash flows of the related business unit, and impairments which would be recognized in operating results if a permanent reduction in value were to occur.

Income Taxes

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Shares (EPS)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Current Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income". This statement, which is effective for the year ending December 31, 1998, establishes standards of disclosure and financial statement display for reporting comprehensive income and its components.

In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting (referred to as the management approach) and also requires certain related disclosures about products and services, geographic areas and major customers. The disclosures are required for the year ending December 31, 1998.

Reclassifications

Certain reclassifications were made to prior years' presentations to conform to the current year. These reclassifications are of a normal recurring nature.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE B - INVESTMENT SECURITIES

Debt and equity securities have been classified in the statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:

                                                         Gross             Gross
                                       Amortized       Unrealized       Unrealized          Fair
                                         Cost            Gains            Losses            Value
                                      -----------      -----------      -----------      -----------
AVAILABLE-FOR-SALE SECURITIES:
   DECEMBER 31, 1997:
      U.S. Treasury Securities        $   507,202      $    36,920      $      --        $   544,122
      U.S. Government and
         Agency Securities             39,124,861           99,021           27,401       39,196,481
      States and Political
         Subdivisions                  18,566,989          334,838              166       18,901,661
      Mortgage-Backed Securities        9,892,506           38,872           29,126        9,902,252
      Federal Reserve Stock               742,950             --               --            742,950
                                      -----------      -----------      -----------      -----------

                                      $68,834,508      $   509,651      $    56,693      $69,287,466
                                      ===========      ===========      ===========      ===========

AVAILABLE-FOR-SALE SECURITIES:
   DECEMBER 31, 1996:
      U.S. Treasury Securities        $   467,726      $    39,564      $      --        $   507,290
      U.S. Government and
         Agency Securities             17,486,170           81,924           15,750       17,552,344
      States and Political
         Subdivisions                  13,417,162          431,396            5,118       13,843,440
      Mortgage-Backed Securities        4,678,595           19,604           78,947        4,619,252
                                      -----------      -----------      -----------      -----------

                                      $36,049,653      $   572,488      $    99,815      $36,522,326
                                      ===========      ===========      ===========      ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE B - INVESTMENT SECURITIES - CONTINUED

Gross realized gains and gross realized losses on sales of available-for-sale securities were:

                                                1997          1996          1995
                                              --------      --------      --------
GROSS REALIZED GAINS:
  U.S. Government and Agency Securities       $ 63,250      $ 88,122      $ 18,750
  States and Political Subdivisions            498,480        31,176        28,204
                                              --------      --------      --------

                                              $561,730      $119,298      $ 46,954
                                              ========      ========      ========

GROSS REALIZED LOSSES:
   U.S. Government and Agency Securities      $ 10,706      $ 23,705      $   --
   Mortgage-Backed Securities                     --          46,758        45,162
                                              --------      --------      --------

                                              $ 10,706      $ 70,463      $ 45,162
                                              ========      ========      ========


Investment securities carried at approximately $6,328,000 and $11,891,000, at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and other purposes as required by law. The scheduled maturities of securities available for sale at December 31, 1997, were as follows:

                                      Amortized          Fair
                                         Cost            Value
                                     -----------      -----------
Due in One Year or Less              $   129,652      $   130,573
Due from One Year to Five Years       10,420,806       10,489,404
Due from Five to Ten Years            34,045,420       34,195,108
Due after Ten Years                   13,603,174       13,827,179
Mortgage-Backed Securities             9,892,506        9,902,252
Federal Reserve Stock                    742,950          742,950
                                     -----------      -----------

                                     $68,834,508      $69,287,466
                                     ===========      ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE C - LOANS

The Bank's loan portfolio consists primarily of loans to borrowers within Imperial and Riverside counties and Yuma, Arizona. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and agricultural associated businesses are among the principal industries in the Bank's market area. As a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

The Bank also originates real estate related and farmland loans for sale to governmental agencies and institutional investors. At December 31, 1997 and December 31, 1996, the Bank was servicing approximately $59,289,000 and $54,172,000, respectively, in loans previously sold.

A summary of the changes in the allowance for credit losses follows:

                                                       1997              1996              1995
                                                   -----------       -----------       -----------

Balance at Beginning of Year                       $ 2,634,000       $ 2,024,000       $ 2,494,000
Additions to the Allowance Charged to Expense        1,850,000           635,000         1,008,000
Recoveries on Loans Charged Off                        259,000           622,000           323,000
Allowance on Loans Acquired from
   Bank of the Desert, N.A                                --             298,000              --
                                                   -----------       -----------       -----------
                                                     4,743,000         3,579,000         3,825,000
Less Loans Charged Off                              (2,413,000)         (945,000)       (1,801,000)
                                                   -----------       -----------       -----------

Balance at End of Year                             $ 2,330,000       $ 2,634,000       $ 2,024,000
                                                   ===========       ===========       ===========


The following is a summary of the investment in impaired loans, the related allowance for credit losses, and income recognized thereon as of December 31:


                                                       1997             1996
                                                   -----------      -----------
Recorded Investment in Impaired Loans              $ 9,565,000      $ 8,151,000
                                                   ===========      ===========

Related Allowance for Credit Losses                $ 1,450,000      $ 1,670,000
                                                   ===========      ===========

Average Recorded Investment in Impaired Loans      $ 8,650,000      $ 6,773,000
                                                   ===========      ===========

Interest Income Recognized from Cash Payments      $   697,000      $   230,000
                                                   ===========      ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE C - LOANS - CONTINUED

Loans having carrying values of $1,866,967, $1,108,499, and $1,241,125 were transferred to other real estate owned in 1997, 1996 and 1995, respectively. During 1997 and 1996, loans totaling $2,165,650 and $367,103, respectively, were made to facilitate the sale of other real estate owned.


NOTE D - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31 follows:

                                                         1997               1996
                                                    ------------       ------------
Land                                                $  1,772,128       $  1,772,128
Buildings and Improvements                             2,518,631          2,518,631
Leased Property under Capital Lease                    2,850,000               --
Furniture, Fixtures, and Equipment                     8,320,773          5,471,887
Leasehold Improvements                                 1,844,341          1,183,968
                                                    ------------       ------------
                                                      17,305,873         10,946,614
Less Accumulated Depreciation and Amortization        (5,853,616)        (4,360,934)
                                                    ------------       ------------

                                                    $ 11,452,257       $  6,585,680
                                                    ============       ============


During 1997, the Bank entered into a twenty-year lease agreement for administrative offices that expires june 30, 2017. Total accumulated amortization on property under capital lease at December 31, 1997 was $ 71,250.

The future lease payments under the capitalized lease obligation, together with the present value of the net minimum lease payments as of December 31, 1997, are as follows:

           1998                                                      $   324,554
           1999                                                          335,913
           2000                                                          347,670
           2001                                                          359,839
           2002                                                          372,433
           Thereafter                                                  7,120,531
                                                                     -----------
           Net Minimum Lease Payments                                  8,860,940
           Less Amount Representing Interest                          (6,018,604)
                                                                     -----------

           Present Value of Net Minimum Lease Payments               $ 2,842,336
                                                                     ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE E - DEPOSITS

At December 31, 1997, the scheduled maturities of time deposits are as follows:

                                   1998                      $ 128,092,201
                                   1999                          6,766,312
                                   2000                          2,532,674
                                   2001                            616,341
                                                             --------------

                                                             $ 138,007,528
                                                             ==============



NOTE F - OTHER EXPENSES

Other expenses, as of December 31, consist of the following:


                                         1997                     1996                     1995
                                      ----------               ----------               ----------
Data Processing                       $1,030,446               $  698,406               $  592,745
Advertising                              244,385                  354,356                  257,647
Legal and Professional                 1,402,605                  874,335                  924,269
Regulatory Assessments                   134,920                   31,668                  220,588
Insurance                                124,350                  112,076                   77,511
Office Expenses                        1,332,159                  869,292                  641,573
Promotion                              1,169,562                  908,185                  688,850
Other Real Estate Owned                   23,031                  156,895                     --
Other                                  1,455,223                  824,186                  658,238
                                      ----------               ----------               ----------

                                      $6,916,681               $4,829,399               $4,061,421
                                      ==========               ==========               ==========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE G - INCOME TAXES

The provisions for income taxes included in the statements of income consist of the following:

                            1997                       1996                       1995
                         -----------                -----------                -----------
Current:
   Federal               $ 1,586,000                $ 1,174,000                $   847,000
   State                     428,000                    311,000                    219,000
                         -----------                -----------                -----------
                           2,014,000                  1,485,000                  1,066,000
Deferred                     (71,000)                  (236,000)                   374,000
                         -----------                -----------                -----------

                         $ 1,943,000                $ 1,249,000                $ 1,440,000
                         ===========                ===========                ===========


Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition.

The following is a summary of the components of the deferred tax asset and liability accounts recognized in the accompanying statements of financial condition:


                                                                           1997                       1996
                                                                       -----------                -----------
Deferred Tax Assets:
   Allowance for Credit Losses Due to Tax Limitations                  $   195,000                $   531,000
   Valuation Allowance for Other Real Estate Owned                         169,000                    186,000
   Premises and Equipment Due to Depreciation Difference                   363,000                    286,000
   State Taxes                                                             137,000                     88,000
   Net Operating Loss and Tax Credit Carryforwards                         298,000                    331,000
   Reserve for Deferred Compensation                                       434,000                    311,000
   Other Assets/Liabilities                                                240,000                     32,000
                                                                       -----------                -----------
                                                                         1,836,000                  1,765,000
Deferred Tax Liabilities:
   Market Value Adjustment on Investment Securities                       (186,000)                  (194,000)
                                                                       -----------                -----------

Net Deferred Taxes                                                     $ 1,650,000                $ 1,571,000
                                                                       ===========                ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE G - INCOME TAXES - CONTINUED

At December 31, 1996, the Bank had net operating loss carryforwards (acquired from Bank of the Desert, N.A.) for federal and state income tax purposes of approximately $797,000 and $209,000, respectively, which expire beginning in the years 2011 and 2001, respectively. Alternative minimum tax credit carryforwards for tax purposes, which do not expire, are $12,000 as of December 31, 1997.

A comparison of the federal statutory income tax rates to the Bank's effective income tax rates follow:

                                                1997                           1996                           1995
                                     --------------------------     -------------------------     -------------------------
                                        Amount         Rate            Amount        Rate           Amount         Rate
                                     -----------    -----------     -----------   -----------     -----------   -----------
Federal Tax Rate                     $ 1,953,000           34.0%    $ 1,300,000          34.0%    $ 1,314,000          34.0%
California Franchise Taxes,
   Net of Federal Tax Benefit            311,000            5.4         170,000           4.4         202,000           5.2
Tax Savings from Exempt
   Loan and Investment Interest         (334,000)          (5.8)       (197,000)         (5.2)       (145,000)         (3.8)
Other Items - Net                         13,000            0.2         (24,000)         (0.6)         69,000           1.8
                                     -----------    -----------     -----------   -----------     -----------   -----------

Bank's Effective Rate                $ 1,943,000           33.8%    $ 1,249,000          32.6%    $ 1,440,000          31.1%
                                     ===========    ===========     ===========   ===========     ===========   ===========



NOTE H - EARNINGS PER SHARE (EPS)

The following is a reconciliation of net income and shares outstanding to the income and number of share used to compute EPS:

                                                       1997                         1996                          1995
                                            -------------------------     -------------------------     -------------------------
                                              Income         Shares         Income        Shares          Income         Shares
                                            ----------     ----------     ----------     ----------     ----------     ----------
Net Income as Reported                      $3,800,989           --       $2,575,207           --       $2,425,100           --
 Weighted Average Shares
   Outstanding During the Year                    --        5,659,758           --        5,462,077           --        5,316,590
                                            ----------     ----------     ----------     ----------     ----------     ----------
                      USED IN BASIC EPS      3,800,989      5,659,758      2,575,207      5,462,077      2,425,100      5,316,590
Dilutive Effect of Outstanding
   Stock Options                                  --          355,240           --          328,974           --          413,154
                                            ----------     ----------     ----------     ----------     ----------     ----------
                   USED IN DILUTIVE EPS     $3,800,989      6,014,998     $2,575,207      5,791,051     $2,425,100      5,729,744
                                            ==========     ==========     ==========     ==========     ==========     ==========


Warrants to purchase 103,154 shares of common stock at $19.12 Per share were outstanding during 1997 but were not included in the computation of diluted EPS because the exercise price was greater than the average market price and considered anitdilutive.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE I - COMMITMENTS AND CONTINGENCIES

The Bank has entered into leases for its branches and operating facilities, which expire at various dates through 2015. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses. Rental expense relating to these leases was approximately $446,000 in 1997, $446,000 in 1996, and $324,000 in 1995.

The approximate future minimum annual payments for these leases by year are as follows:

                              1998                   $    451,000
                              1999                        358,000
                              2000                        332,000
                              2001                        317,000
                              2002                        188,000
                        Thereafter                      1,139,000
                                                     -------------

                                                     $  2,785,000
                                                     =============


The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

The Bank is involved in various litigation which has arisen in the ordinary course of its business. In the opinion of management, the disposition of such pending litigation will not have a material effect on the Bank's financial statements.

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in the statements of condition.

The Bank's exposure to credit loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 1997, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:


    Commitments to Extend Credit                                $ 77,582,000
    Standby Letters of Credit                                      1,155,000
                                                                -------------

                                                                $ 78,737,000
                                                                =============

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE I - COMMITMENTS AND CONTINGENCIES - CONTINUED

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments to guarantee the performance of a Bank customer to a third party. Since many of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluated each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer. The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.


NOTE J - STOCK OPTION PLAN

At December 31, 1997, the Bank has a fixed stock option plan, which is described below. The Bank applies APB Opinion 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan.

In 1989, the Bank adopted a stock option plan (the "1989 Plan") which was last amended in 1993, under which 1,613,603 shares of the Bank's common shares may be issued to directors, officers, and key employees at not less than 100% of the fair market value at the date the options are granted.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 1997, 1996 and 1995, respectively: risk-free rates of 5.8%, 6.1% and 5.4%; volatility of 17.5% for 1997 and 15% for 1996 and 1995, and expected lives of three years.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE J - STOCK OPTION PLAN - CONTINUED

A summary of the status of the Bank's fixed stock option plan as of December 31, 1997, 1996, and 1995, and changes during the years ending on those dates is presented below:

                                       1997                            1996                             1995
                           ---------------------------      ---------------------------      ---------------------------
                                              Weighted                        Weighted                         Weighted
                                              Average                         Average                          Average
                                             Exercise                         Exercise                         Exercise
                             Shares            Price          Shares           Price           Shares            Price
                           ----------       ----------      ----------       ----------      ----------       ----------
Outstanding at
  Beginning of Year           572,134       $        6         716,807       $        5         721,776       $        4
Granted                       151,152               13          48,415               10         156,487                8
Exercised                     (99,054)               6        (184,566)               4        (142,253)               3
Forfeited                     (13,693)               7          (8,522)               6         (19,203)               6
                           ----------                       ----------                       ----------
Outstanding at End
   of year                    610,539                8         572,134                6         716,807                5
                           ==========                       ==========                       ==========

Options Exercisable
   at Year-End                290,103                5         290,050                5         331,582                5
Weighted-Average Fair
   Value of Options
   Granted During
   the Year                $     2.76                       $     2.44                       $     1.80


The following table summarizes information about fixed options outstanding at December 31, 1997:

                                         Options Outstanding                                   Options Exercisable
                    ---------------------------------------------------------------    ------------------------------------
                                               Weighted-               Weighted                               Weighted-
                                                Average                Average                                 Average
   Exercise             Number                 Remaining               Exercise             Number             Exercise
    Price           Outstanding             Contractual Life            Price            Exercisable            Price
---------------     ----------------     -----------------------    ---------------    -----------------    ---------------
$ 3 to $ 4                  177,718            1.1 Years                 $ 3                    133,856          $ 3
$ 5 to $ 7                  171,752            1.9 Years                   6                    130,576            6
$ 8 to $10                  101,390            3.1 Years                   9                     23,599            9
$11 to $13                  142,594            4.1 Years                  13                      2,072           12
$16 to $17                   17,085            4.6 Years                  17                          -            -
                    ----------------                                                   -----------------
                            610,539            2.5 Years                   8                    290,103
                    ================                                                   =================

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE J - STOCK OPTION PLAN - CONTINUED

Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under No. 123, the Bank's net income would have been reduced to the following pro forma amount:


                                           1997                        1996                        1995
                                      -------------               -------------               -------------
Net Income:
   As Reported                        $   3,800,989               $   2,575,207               $   2,425,100
   Pro Forma                          $   3,637,591               $   2,495,245               $   2,368,765

Per Share Data:
   Net Income - Basic
      As Reported                               .67                         .47                         .46
      Pro Forma                                 .64                         .46                         .45
   Net Income - Diluted
      As Reported                               .63                         .44                         .42
      Pro Forma                                 .60                         .43                         .41


NOTE K - STOCK OFFERING AND WARRANTS

In 1997, the Bank completed a supplemental stock offering of 510,660 shares of common stock at $17.50 per share. In connection with the offering, the Bank also issued 103,154 warrants. Each warrant is exercisable for one share of common stock at an exercise price of $19.12 Per share through October 31, 1998 and $22.06 thereafter. All warrants expire on October 29, 1999.


NOTE L - EMPLOYEE STOCK OWNERSHIP AND RETIREMENT SAVINGS PLANS

The Bank has adopted an Employee Stock Ownership Plan and a Retirement Savings Plan for the benefit of its employees. Contributions to the Plans are determined annually by the Board of Directors. The combined expenses for these plans were $243,000 in 1997, $292,000 in 1996, and $200,000 in 1995.


NOTE M - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain officers and directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The balance of these loans outstanding at December 31, 1997 and 1996 was approximately $4,174,000 and $3,488,000, respectively.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE N - STOCK DIVIDENDS

The Bank has issued stock dividends of 2%, 8%, and 4% in 1997, 1996, and 1995, respectively, and a six-for-five stock split in 1997 and a three-for-two stock split in 1995. The per share data in the statements of income and the footnotes have been adjusted to give retroactive effect to these dividends and splits.


NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances, and bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks. The fair values of investment securities, including available for sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the bank for debt with similar terms and remaining maturities.

Off Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

The estimated fair value of financial instruments at December 31 is summarized as follows (dollar amounts in thousands):

                                                        1997                                        1996
                                         ----------------------------------          ----------------------------------
                                          Carry Value           Fair Value            Carry Value           Fair Value
                                         ------------          ------------          ------------          ------------
Financial Assets:
  Cash and Due From Banks                $     33,821          $     33,821          $     26,886          $     26,886
   Interest-Bearing Deposits             $        586          $        586          $        879          $        879
   Investment Securities                 $     69,287          $     69,287          $     36,522          $     36,522
   Federal Funds Sold                    $      4,000          $      4,000          $      8,000          $      8,000
   Loans                                 $    311,417          $    309,570          $    242,787          $    239,970
   Cash Surrender Value -
      Life Insurance                     $      2,283          $      2,283          $      2,008          $      2,008

Financial Liabilities:
   Deposits                              $    398,427          $    398,471          $    303,944          $    303,524
   Capitalized Lease Obligation          $      2,842          $      2,842          $       --            $       --

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE P - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):

                                                                                 Amount of Capital Required
                                                                         --------------------------------------------
                                                                               To Be                    To Be
                                                                            Adequately                   Well-
                                                   Actual Capital           Capitalized                Capitalized
                                                -------------------      -------------------      -------------------
                                                Amount       Ratio        Amount      Ratio        Amount      Ratio
                                                -------     -------      -------     -------      -------     -------
AS OF DECEMBER 31, 1997:
   Total Capital (to Risk-Weighted Assets)      $38,283        10.4%     $29,305         8.0%     $36,631        10.0%
   Tier 1 Capital (to Risk-Weighted Assets)     $35,953         9.8%     $14,652         4.0%     $21,979         6.0%
   Tier 1 Capital (to Average Assets)           $35,953         8.6%     $16,581         4.0%     $20,726         5.0%
AS OF DECEMBER 31, 1996:
   Total Capital (to Risk-Weighted Assets)      $27,410         9.7%     $22,581         8.0%     $28,227        10.0%
   Tier 1 Capital (to Risk-Weighted Assets)     $24,776         8.7%     $11,291         4.0%     $16,936         6.0%
   Tier 1 Capital (to Average Assets)           $24,776         7.9%     $12,525         4.0%     $15,656         5.0%

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE P - REGULATORY MATTERS - CONTINUED

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lessor of the bank's undivided profits or the bank's net income for its last three fiscal years less the amount of any distribution made by the bank to shareholders during the same period. Under these restrictions, approximately $4,054,000 was available for payment of dividends at December 31, 1997.

Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. At december 31, 1997, required reserves were approximately $10,264,000.


NOTE Q - MERGER WITH BANK OF THE DESERT, N.A.

On September 12, 1996, the Bank acquired 100% of the outstanding common stock of Bank of the Desert, N.A. (BOD) for $3,295,000 in cash. BOD had total assets of approximately $31,858,000. The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No.
16. "Business Combinations". Under this method of accounting, the purchase price was allocated to the assets acquired and deposits and liabilities assumed based on their fair values as of the acquisition date. The financial statements include the operations of BOD from the date of the acquisition. Goodwill arising from the transaction totaled approximately $1,933,000 and is being amortized over fifteen years on a straight-line basis.

The following table sets forth selected unaudited pro forma combined financial information of the Bank and BOD for the years ended December 31, 1996 and 1995. The pro forma operating data reflects the effect of the acquisition of BOD as if it was consummated at the beginning of each year presented. The pro forma results are not necessarily indicative of the results that would have occurred had the acquisition been in effect for the full years presented, nor are they necessarily indicative of the results of future operations (amounts in thousands, except per share data).

                                                  Year Ended December 31,
                                               -----------------------------
                                                  1996               1995
                                               ----------         ----------
       Interest and Noninterest Income         $   29,816         $   27,529
       Net Income                              $    1,882         $    2,003
       Per Share Data:
          Net Income - Basic                   $      .34         $      .38
          Net Income - Diluted                 $      .32         $      .35


These proforma disclosures include adjustment to interest income from the payment of the purchase price in cash and goodwill amortization. No adjustments have been reflected in these amounts for the expected cost savings to be derived from this merger.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE R - PURCHASE OF WELLS FARGO, N.A. BRANCHES

During 1996 the Bank entered into an agreement to assume the deposits and purchase the deposit related loans of two Wells Fargo branches. The Bank paid book value for the deposit related loans and fixed assets and a premium of 4.5% of the average daily deposits. Total deposits were approximately $43,520,000. The purchase was consummated on February 14, 1997. Goodwill arising from the transaction totaled approximately $2,022,000 and is being amortized over nine years on a straight line basis.


NOTE S - SUBSEQUENT EVENTS

On January 22, 1998, the Bank entered into an agreement to purchase the Palm Springs Branch office from Palm Desert National Bank by assuming approximately $16,000,000 in deposits and purchasing approximately $12,000,000 in loans. The Bank will pay a premium of $1,225,000 on deposits. It is estimated that the purchase will be consummated by March 31, 1998.